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                                                                  Exhibit 10.11


                             BLUESTONE SOFTWARE INC.
                              CONSULTING AGREEMENT


                  THIS CONSULTING AGREEMENT (this "Agreement") is made as of the 3rd day of May, 1999 (the "Effective Date") by and between Andrew J. Filipowski ("Consultant") and BLUESTONE SOFTWARE INC. ("Company").


                              W I T N E S S E T H:


                  WHEREAS, Company desires to engage Consultant to provide consulting services to Company in accordance with the terms and conditions of this Agreement; and

                  WHEREAS, Consultant desires to provide such services to Company.

                  NOW, THEREFORE, in consideration of the mutual promises and the mutual benefits described in this Agreement, Consultant and Company, intending to be legally bound, hereby agree as follows:

                  1. ENGAGEMENT. Upon the terms and subject to the conditions set forth in this Agreement, Company agrees to engage Consultant, as an independent contractor, to render the services described in this Agreement to and on behalf of Company and Consultant hereby agrees to render such services to and on behalf of Company.

                  2. SERVICES OF CONSULTANT. At Company's request, Consultant agrees to provide strategic and general business advice to Company, during the Term (as hereinafter defined) at mutually agreeable times and locations, but in no event more than (a) the equivalent of two (2) full business days per month or
(b) forty-eight (48) full business days during the Term and at all time subject to Consultant's prior commitments.

                  3. COMPENSATION. In full consideration of the provision of Consultant's services during the Term, Company agrees to grant contemporaneously with the execution hereof, to Consultant, 70,000 fully vested non-qualified stock options (the "Stock Options") under the Amended and Restated Bluestone Software, Inc. 1996 Incentive and Non-Qualified Stock Option Plan (the "Plan"). The exercise price of the Stock Options shall be $1.29 per share. The Stock Options shall be subject to the terms and conditions of the Plan, a copy of which is attached hereto as Exhibit __.

                  4. EXPENSES. Company shall reimburse Consultant for all out-of-pocket expenses incurred by Consultant in connection with the performance of Consultant's duties to Company, subject to documentation acceptable to Company in accordance with its policy regarding reimbursement of expenses, a copy of the Company's policy is attached hereto as Exhibit __.


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                  5. CONFIDENTIAL INFORMATION. Company expressly acknowledges that Consultant has been and will continue to be actively involved, including but not limited to, in the capacity of shareholder, partner, investor, executive, officer, director, employee, agent, consultant and advisor, in those ventures and entities set forth on Exhibit A attached hereto. Without the prior written consent of Company, except as shall be necessary in the performance of Consultant's duties that are specifically assigned by Company to Consultant, Consultant shall not disclose or use for Consultant's direct or indirect benefit or the direct or indirect benefit of any third party, during and after Consultant's engagement, the confidentiality of any Confidential Information (as hereinafter defined) of Company. "Confidential Information" means: (i) the terms of this Agreement and the terms of the engagement by Company of the Consultant, and (ii) any information relating to research and development; processes; inventions; products; methods; computer codes or instructions (including source and object code listings, program logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation); computer processing systems and techniques; concepts; layouts; flowcharts; specifications; know-how; any associated user or service manuals or other like textual materials (including any other data and materials used in performing Consultant's duties); all computer inputs and outputs (regardless of the media on which stored or located); hardware and software configurations; designs; architecture; interfaces; plans; sketches; blueprints; and any other materials prepared by Consultant in the course of, relating to or arising out of his or her engagement by Company, or prepared by any other Company consultant or consultant for Company or its customers; costs; business studies; business procedures; finances; marketing and sales data, methods, plans and efforts; the identities of customers, consultants and suppliers and prospective customers, consultants and suppliers; the terms of contracts and agreements with customers, consultants and suppliers; Company's relationship with actual and prospective customers, consultants and suppliers and the needs and requirements of, and Company's course of dealing with, any such actual or prospective customers, consultants and suppliers; personnel information; customer and vendor credit information; and any other materials that have not been made available to the general public.

                  The term Confidential Information shall not include any information which:

                           (a)      was previously known to Consultant; or

                           (b)      is or become publicly known through no
wrongful act of Consultant; or

                           (c)      is rightfully received by Consultant from a
third party without similar restrictions and without breach of this or a similar agreement; or

                           (d)      is furnished to a third party by the Company
without a similar restriction on the rights of a third party; or



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                           (e)      is approved for release by written
authorization of the Company; or

                           (f)      is disclosed pursuant to the requirement of
a government agency or by operation of law.

                  6. TERM. The term of the Agreement (the "Term") shall begin as of the Effective Date and remain in effect for two (2) years thereafter.

                  7. RELATIONSHIP BETWEEN PARTIES. Consultant will be retained by Company strictly for the purposes and to the extent set forth in this Agreement and his relationship to Company shall be that of an independent consultant. Consultant shall not be considered under the provisions of this Agreement or otherwise as an employee of Company. Consultant shall be responsible for the timely payment of his own self-employment and income taxes and Company shall not deduct or withhold from any monies payable to Consultant hereunder any amount on account of any tax or employee benefit.

                  8.       MISCELLANEOUS.

                           (a)      This Agreement shall not be assignable by
either party without the prior written consent of the other.

                           (b)      This Agreement, together with the Plan,
contains the entire agreement and understanding of the parties relating to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every nature between them. This Agreement may not be changed or modified, except by an agreement in writing signed by both of the parties hereto. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

                           (c)      This Agreement shall be construed and
enforced in accordance with the laws of the State of New Jersey, without regard to conflicts of law principles of New Jersey or any other jurisdiction.

                           (d)      If any provision of this Agreement shall be
determined to be void, invalid, unenforceable or illegal for any reason, the validity and enforceability of all of the remaining provisions hereof shall not be affected thereby. If any particular provisions of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such amendment to apply only to the operation of such provision in the particular jurisdiction in which such adjudication is made; PROVIDED THAT, if any one or more of the provisions contained in this Agreement shall be adjudicated to be invalid or unenforceable because such provision is held to be excessively broad as to duration, geographic scope, activity or subject, such provision shall be deemed amended by limiting and reducing it so as to be valid and enforceable to the maximum


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extent compatible with the applicable laws of such jurisdiction, such amendment only to apply with respect to the operation of such provision in the applicable jurisdiction in which the adjudication is made.




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                  IN WITNESS WHEREOF, the parties have caused this Consulting
Agreement to be executed the day and year first above written.


                                 BLUESTONE SOFTWARE INC.



                                 By:    /s/ P. Kevin Kilroy
                                    ----------------------------------
                                Its:       President
                                    ----------------------------------




                                     /s/ Andrew J. Filipowski
                                    ----------------------------------
                                         Andrew J. Filipowski



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